FORM 8-K
Exhibit 99-01

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE ANNOUNCES THIRD QUARTER 2013 EARNINGS

Record Mobile Unit Shipments with GAAP Net Income Margin Exceeding 11%

SUNNYVALE, Calif., October 29, 2013 – Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of HD connectivity solutions, today reported financial results for its third quarter ended September 30, 2013.

Revenue for the third quarter of 2013 was $79.3 million, approximately a 7.6% increase from revenue of $73.7 million in the second quarter of 2013 and a 7.3% increase from revenue of $73.9 million in the third quarter of 2012.

“We have demonstrated strong earnings through profitable growth and solid operational execution, driven by our mobile and CE product revenue which increased 20% year to date,” said Camillo Martino, chief executive officer of Silicon Image, Inc.  “The broad adoption of the MHL standard is driving growth in both our mobile and CE businesses and we are also seeing traction for products using our 60GHz technology.  Additionally, we expect the recent release of MHL 3.0 and HDMI 2.0 specifications to drive renewed opportunities in our mobile and CE businesses.”

GAAP net income for the third quarter of 2013 was $9.0 million, or $0.11 per diluted share, compared with a GAAP net income of $4.2 million, or $0.05 per diluted share, for the second quarter of 2013 and a GAAP net loss of $0.4 million, or $0.00 per share, for the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 was $9.2 million, or $0.12 per diluted share, compared with a non-GAAP net income of $6.5 million, or $0.08 per diluted share, for the second quarter of 2013, and a non-GAAP net income of $8.8 million, or $0.11 per diluted share, for the third quarter of 2012. Non-GAAP net income for these periods excludes stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, other than temporary impairment of a privately-held company investment, proceeds from legal settlement, restructuring charges, impairment of intangible assets and recovery related to previously written-down inventory.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

Pursuant to the previously announced share repurchase program, Silicon Image repurchased 256,000 shares of its common stock at an average price of approximately $5.40 per share.  The company’s cash and short-term investments balance as of September 30, 2013 was $134.1 million.

The following are Silicon Image’s financial performance estimates for the fourth quarter of 2013:

Revenue:	$60 million to $62 million
Gross Margin:	approximately 58-59%
GAAP operating expenses:	approximately $34.5 million
Non-GAAP operating expenses:	approximately $31.5 million
Diluted shares outstanding:	approximately 79 million
Non-GAAP tax rate:	approximately 30% of non-GAAP pre-tax income

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as stock-based compensation expense, amortization of intangible assets, business acquisition related expenses, other than temporary impairment of a privately-held company investment, proceeds from legal settlement, restructuring charges, impairment of intangible assets and recovery related to previously written-down inventory do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its third quarter of 2013 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 877-941-2068 or 480-629-9712 and enter pass code 4643817.  The webcast and replay will be accessible on Silicon Image's investor relations website at http://ir.siliconimage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through November 12, 2013.  To access the replay, please dial 800-406-7325 or 303-590-3030 and enter pass code 4643817.

About Silicon Image, Inc.
Silicon Image is a leading provider of connectivity solutions that enable the reliable distribution and presentation of high-definition content for mobile, consumer electronics, and PC markets.  The company delivers its technology via semiconductor and intellectual property products that are compliant with global industry standards and feature market leading Silicon Image innovations such as InstaPort™ and InstaPrevue™. Silicon Image's  products are deployed by the world's leading electronics manufacturers in  devices such as mobile phones, tablets, DTVs, Blu-ray Disc™ players,  audio-video receivers, digital cameras, as well as desktop and notebook PCs.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, the latest standard for mobile devices - MHL®, and the leading 60GHz wireless HD video standard - WirelessHD®. Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services. For more information, visit us at http://www.siliconimage.com.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries. All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, tax rates, company growth, progress and stock repurchases. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the U.S. Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the SEC. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenue:
Product	$66,337	$63,681	$62,197	$180,359	$156,679
Licensing	12,974	9,998	11,722	34,670	36,081
Total revenue	79,311	73,679	73,919	215,029	192,760
Cost of revenue and operating expenses:
Cost of product revenue (1)	33,222	31,023	30,760	90,043	79,710
Cost of licensing revenue	185	162	99	614	406
Research and development (2)	18,424	20,225	17,848	57,207	60,067
Selling, general and administrative (3)	16,191	16,097	14,834	48,690	45,167
Amortization and impairment of acquisition-related intangible assets	405	230	496	886	1,488
Restructuring expense	483	-	73	476	164
Total cost of revenue and operating expenses	68,910	67,737	64,110	197,916	187,002
Income from operations	10,401	5,942	9,809	17,113	5,758
Proceeds from legal settlement	-	1,275	-	1,275	-
Other than temporary impairment of a privately-held company investment	-	(1,500)	(7,467)	(1,500)	(7,467)
Interest income and other, net	168	500	323	1,059	1,106
Income before provision for income taxes and equity in net loss of an unconsolidated affiliate	10,569	6,217	2,665	17,947	(603)
Income tax expense	1,488	1,888	2,464	5,118	8,521
Equity in net loss of an unconsolidated affiliate	116	136	609	375	1,803
Net income (loss)	$8,965	$4,193	$(408)	$12,454	$(10,927)

Net income (loss) per share – basic	$0.12	$0.05	$(0.00)	$0.16	$(0.13)
Net income (loss) per share – diluted	$0.11	$0.05	$(0.00)	$0.16	$(0.13)
Weighted average shares – basic	77,530	77,245	82,504	77,399	82,647
Weighted average shares – diluted	78,995	78,713	82,504	78,783	82,647

(1) Includes stock-based compensation expense	$163	$153	$97	$451	$419
(2) Includes stock-based compensation expense	$879	$827	$812	$2,724	$2,714
(3) Includes stock-based compensation expense	$1,440	$1,438	$1,124	$4,649	$3,896

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME RECONCILIATION
(In thousands, except per share amounts)
Unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GAAP net income (loss)	$8,965	$4,193	$(408)	$12,454	$(10,927)
Non-GAAP adjustments:
Stock-based compensation expense (1)	2,482	2,418	2,033	7,824	7,029
Amortization of intangible assets (2)	480	480	671	1,461	1,663
Amortization of intangible assets of an unconsolidated affiliate (2)	52	41	134	128	402
Business strategic initiative and acquisition related expenses (2)	-	-	201	-	3,257
Other than temporary impairment of a privately-held company investment (3)	-	1,500	7,467	1,500	7,467
Proceeds from legal settlement (3)	-	(1,275)	-	(1,275)	-
Restructuring expense (3)	483	-	73	476	164
Impairment of intangible assets (3)	175	-	-	175	-
Recovery related to previously written-down inventory (3)	(960)	-	-	(960)	-
Non-GAAP net income before tax adjustments	11,677	7,357	10,171	21,783	9,055
Tax adjustments (4)	(2,462)	(886)	(1,327)	(2,953)	3,248
Non-GAAP net income	$9,215	$6,471	$8,844	$18,830	$12,303

Non-GAAP net income per share — basic	$0.12	$0.08	$0.11	$0.24	$0.15
Non-GAAP net income per share — diluted	$0.12	$0.08	$0.11	$0.24	$0.15
Weighted average shares — basic	77,530	77,245	82,504	77,399	82,647
Weighted average shares — diluted	78,995	78,713	83,353	78,783	83,702

Stock-based compensation expense is composed of the following:
Cost of revenue	$163	$153	$97	$451	$419
Research and development	879	827	812	2,724	2,714
Selling, general and administrative	1,440	1,438	1,124	4,649	3,896
Total	$2,482	$2,418	$2,033	$7,824	$7,029

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: Stock-based compensation expense relates primarily to equity awards, such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As such, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

(2)
Business Strategic Initiative and Acquisition Related Items: We exclude certain expense items resulting from our business strategic initiative and acquisitions including the following, when applicable:(i) amortization of purchased intangible assets associated with our acquisitions; or relating to our unconsolidated affiliates and (ii) business strategic initiative and acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, our business strategic initiatives and acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. During January 2012, we established a research and development center in Hyderabad, India, whereby we hired 75 employees from our subcontractor and had to incur a onetime fee of approximately $3.056 million towards acquiring these employees. We do not expect a fee of similar nature to be paid in our normal course of business and consider it infrequent and non-recurring. We believe that providing non-GAAP information for business strategic initiative and acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable:(i) other than temporary impairment of a privately held company investment, (ii) proceeds from legal settlement, (iii) restructuring and related costs, (iv) impairment of intangible assets and (v) recovery related to previously written-down inventory. It is difficult to estimate the amount or timing of these items in advance. Other than temporary impairment of a privately held company investment due to the conclusion that the possibility is remote that we will exercise our warrants to purchase the entity’s preferred stock or that we will realize any other value from these investments. Proceeds from legal settlement relates to our acquisition of SiBEAM, Inc on May 16, 2011. We do not expect the payment of similar nature to be received in our normal course of business and consider it infrequent and non-recurring. Restructuring charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. We recognized impairment of an intangible asset because the sum of its estimated future undiscounted cash flows used to test for recoverability is less than its carrying value. We entered into a settlement with a vendor and received a recovery related to previously written-down inventory. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(4)
Tax adjustments: For the three and nine months ended September 30, 2013 and September 30, 2012 and the three months ended June 30, 2013, our non-GAAP tax rate was approximately 30% of non-GAAP pre-tax income. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$79,283	$29,069
Short-term investments	54,801	78,398
Accounts receivable, net	41,407	37,936
Inventories	14,001	11,268
Prepaid expenses and other current assets	7,805	8,105
Deferred income taxes	1,039	841
Total current assets	198,336	165,617
Property and equipment, net	14,381	14,840
Deferred income taxes, non-current	4,144	4,144
Intangible assets, net	11,118	11,452
Goodwill	21,646	21,646
Other assets	8,596	9,043
Total assets	$258,221	$226,742

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$18,721	$10,690
Accrued and other current liabilities	20,259	19,600
Deferred margin on sales to distributors	10,245	10,340
Deferred license revenue	2,579	2,185
Total current liabilities	51,804	42,815
Other long-term liabilities	16,918	16,827
Total liabilities	68,722	59,642
Stockholders’ equity	189,499	167,100
Total liabilities and stockholders’ equity	$258,221	$226,742

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$12,454	$(10,927)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	4,699	4,536
Stock-based compensation expense	7,824	7,029
Amortization of investment premium	805	1,574
Tax benefits from employee stock-based transactions	345	524
Amortization and impairment of intangible assets	2,354	1,819
Excess tax benefits from employee stock-based transactions	(345)	(524)
Non-operating proceeds from legal settlement	(1,275)	-
Other than temporary impairment of a privately-held company investment	1,500	7,467
Equity in net loss of unconsolidated affiliate	375	1,803
Others	409	339
Changes in assets and liabilities:
Accounts receivable	(4,126)	(14,559)
Inventories	(2,733)	(8,441)
Prepaid expenses and other assets	(189)	3,545
Accounts payable	8,168	5,062
Accrued and other liabilities	853	558
Deferred margin on sales to distributors	436	2,609
Deferred license revenue	(95)	582
Cash provided by operating activities	31,459	2,996
Cash flows from investing activities:
Proceeds from sales of short-term investments	56,829	67,286
Purchases of short-term investments	(33,770)	(55,367)
Purchases of property and equipment	(4,075)	(6,634)
Proceeds from legal settlement	1,275	-
Investment in privately-held companies	(1,500)	(7,250)
Cash paid for assets purchased from a privately-held company	(300)	-
Purchase of intellectual properties	(1,891)	(915)
Other	103	-
Cash provided by (used in) investing activities	16,671	(2,880)
Cash flows from financing activities:
Proceeds from employee stock program	5,375	4,958
Excess tax benefits from employee stock-based transactions	345	524
Repurchases of restricted stock units for income tax withholding	(1,905)	(2,120)
Repurchases of common stock	(1,383)	(6,401)
Other	(81)	-
Cash provided by (used in) financing activities	2,351	(3,039)
Effect of exchange rate changes on cash and cash equivalents	(267)	(24)
Net increase (decrease) in cash and cash equivalents	50,214	(2,947)
Cash and cash equivalents — beginning of period	29,069	37,125
Cash and cash equivalents — end of period	$79,283	$34,178
Supplemental cash flow information:
Cash payment for income taxes	$(4,681)	$(4,730)
Restricted stock units vested	$5,401	$6,114
Property and equipment and other assets purchased but not paid for	$416	$1,592
Unrealized gain (loss) on available-for-sale securities	$(413)	$162